EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 33-96004, 333-58799, 333-02672, 333-37229,
333-46243, 333-64069, 333-75253, 333-92023, 333-93761, 333-52601, 333-94815,
333-44928, 333-46738, 333-54160) and Forms S-8 (Nos. 333-05705, 333-12551,
333-58801, 333-60731, 333-89631, 333-91985, 333-37624, 333-37626) of Home
Properties of New York, Inc. of our report dated January 29, 2001 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.



/S/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP

Rochester, New York
March 28, 2001